Exhibit 10.32

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED

INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i)

NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE

COMPANY IF PUBLICLY DISCLOSED

This document is an English translation of a document prepared in German. In preparing this document, an attempt has been made to translate as literally as possible without jeopardizing the overall continuity of the text. Inevitably, however, differences may occur in translation and if they do, the German text will govern by law.

In this translation, German legal concepts are expressed in English terms and not in their original German terms. The concepts concerned may not be identical to concepts described by the English terms as such terms may be understood under the laws of other jurisdictions.

L e a s e

between	WISTA-MANAGEMENT GMBH
Rudower Chaussee 17
12489 Berlin

VAT id. no.: [***]

represented by the Managing Director
[***]

- hereinafter referred to as the “Lessor” -

and	JPT Peptide Technologies GmbH
Invalidenstraße 130
10115 Berlin
represented by the Managing Directors
[***]
and [***]

- hereinafter referred to as the “Lessee” –

the following lease is entered into:

Section 1

Leased Property

The Lessor shall lease to the Lessee the rooms and areas described in Annex 1, in the Centre for Environmental Technology, Biotechnology and Energy Technology at Berlin Adlershof Science and Technology Park, Volmerstraße 5, 12489 Berlin, with a total rental area of 855.46 m2.

This total area encompasses:            343.53 m2 of office space,

69.70 m2 of storage space,

372.02 m2 of laboratory space and

70.21 m2 of ancillary space (proportionate).

The technical features of the leased property are set out in Annex 2.

Section 2

Usage

(1)

The Lessee shall use the leased property for the purposes described below and shall only deviate from this intended use if prior written permission has been obtained from the Lessor: peptide synthesis.

(2)

The Lessee is aware of the condition of the leased property, in particular the bearing capacity of the ceilings, the spatial extent of the leased rooms, the entrances and capacities of the individual utilities. The Lessee is also aware that the areas of the Berlin Adlershof Science and Technology Park that are located north of Rudower Chaussee belong to Drinking Water Protection Area III. The Lessor does not guarantee the suitability of the leased property for the agreed usage purposes or those envisaged by the Lessee.

(3)

The Lessee alone shall bear the expenses and responsibility with respect to necessary permits; the same applies to official or other requirements or restrictions. If permits required by the Lessee for the use can only be applied for by the Lessor as the owner, the contractual parties shall support each other to the best of their abilities with respect to the application process. If the intended use is not approved or approved only subject to conditions which cannot be fulfilled or removed by measures taken in accordance with the recognised state of the art, the Lessee shall be entitled to terminate the Lease without notice. Termination is only possible until 31.07.2005. In the event of termination, the Lessee must reimburse the Lessor for 50% of the costs incurred up to the date of termination for the additional technical installations pursuant to Annex 2a. The additional technical installations pursuant to Annex 2a do not constitute additions and alterations or fittings of the Lessee within the meaning of Section 22.

(4)

The Lessee may use the leased property only in a manner corresponding to its condition and only in accordance with the applicable provisions of law. The Lessee alone is responsible for observing and complying with the legal regulations concerning the Lessee’s trade, occupational safety and fire protection, and industrial waste disposal.

(5)

Devices, machinery and systems operated on the premises must be installed in compliance with safety and environmental regulations, as well as in a manner that reduces noise and vibrations, in order to avoid causing unreasonable disturbance to the Lessor and other lessees.

(6)

Water-polluting substances may only be stored and handled in the dedicated facilities, in accordance with the legal regulations. When storing and handling water-polluting substances, the Lessor must be given the records concerning the type and quantity of water-polluting substances introduced, and after their usage, proper evidence of their disposal on a quarterly basis, on the 25th of the last month of each quarter. The laws and official requirements applicable to the storage, use, handling and disposal of such materials must be complied with by the Lessee. The Lessee must inform the Lessor upon request in the event that other polluting materials are stored and/or handled. The laws and official requirements applicable to the use, handling and disposal of hazardous goods must be complied with by the Lessee. The Lessor must be provided with evidence in this regard where requested.

Section 3

Handover

(1)

The Parties shall draw up a handover report at the time of the handover of the leased property to the Lessee. By signing the handover report, the Lessee acknowledges that the leased property is as agreed in the lease, if no damage or defects are recorded in the report. The Lessor undertakes to rectify the defects recorded and acknowledged as such within an appropriate timeframe. The Lessee cannot derive any rights against the Lessor from the existence of defects not recorded in the report. Sentences 2 and 4 do not apply to latent defects.

(2)

Defects that are minor and do not adversely affect the Lessee’s normal business operations, uncompleted work, or a delay in providing the inventory made available to the Lessee on the basis of special contractual agreements shall not entitle the Lessee to refuse acceptance. This also applies to uncompleted work on the outdoor facilities which do not have any substantial adverse effect on the Lessee’s business operations. With regard to works still to be completed by the Lessor after the handover, complaints about defects may only be raised with the Lessor within six weeks after their completion. A precise description of the defect must be given when the complaint is made.

Section 4

Term of the Lease

(1)

The lease shall begin once the necessary installations have been completed and the functioning premises handed over to the Lessee, however no earlier than 01.08.2005, and shall end on 31.07.2010 without any need to issue a termination notice. The Lessee shall be entitled to extend the term of the lease by an additional five years by making a written unilateral declaration to the Lessor before 31.07.2009. Irrespective of this, the term of the lease shall always be extended by a year if neither of the Parties object to the extension at least 12 months before expiry of the term of the lease.

(2)

After expiry of the lease due to an objection within the meaning of paragraph (1), no automatic renewal of the leasehold through continued use of the leased property shall take place; section 545 of the German Civil Code shall not apply.

Section 5

Rent, Utilities, Payment Dates

(1)	The rent is based on an estimate of

€[***]m2 for office and laboratory space.

The monthly rent shall be	€[***]

For the additional technical installations pursuant to Annex 2a, the Lessee shall pay the Lessor an additional monthly amount of €[***] (€[***]/m2).

If the Lessor’s expenses for the technical installations exceed or fall short of the costs specified in Annex 2a by more than 10%, a new calculation of the additional payment amount shall take place.

For the purposes of verifying the total expenditure for the technical installations and fittings, the Lessor shall provide the Lessee upon request with the documents on the invoiced construction costs.

The monthly rent shall be increased on 01.08 of each year of the lease by 2% each time, with respect to the rent applicable up to that point. The first increase shall take place on 01.08.2010.

If modernisations are carried out after the lease is entered into, the Lessor shall be entitled to increase the rent taking into account section 559 of the German Civil Code.

The following advance payments must be made by the Lessee for utilities and operating costs, in the form of monthly instalments:

Heating	€	[***]
Electricity	€	[***]
Water supply and wastewater disposal	€	[***]
Rainwater drainage	€	[***]
Gas supply	€	[***]
Cooling	€	[***]
Provision of special-purpose media	€	[***]
Cleaning	€	[***]
Maintenance	€	[***]
Other	€	[***]
Infrastructure services	€	[***]
Technical management	€	[***]
Property tax	€	[***]
Subtotal:	€	[***]
Rent:	€	[***]
Additional amount:	€	[***]
Rent, additional amount and utilities:	€	[***]
plus applicable value added tax (currently 16%):	€	[***]
Total amount	€	[***]

An itemised list of the operating costs and utilities with identification of usage is provided in Annex 3.

If other public charges or obligations in direct relation to the leased property are introduced after entering into the lease, for example concerning the technical safety of the building and installations, the Lessor shall be entitled to charge these starting from the date on which the additional expenditure first occurred, provided that the Lessor claimed these from the Lessee in writing no more than six months after it first became aware of them, or otherwise from the date on which they were claimed in writing onwards.

(2)

The Lessee expressly warrants that in the leased property provided it shall exclusively generate taxable turnover which does not exclude input tax deduction within the meaning of the German Value Added Tax Act.

Upon the Lessor’s request, the Lessee must provide evidence of its entitlement to deduct input tax. If the Lessee does not fulfil this obligation within an appropriate timeframe, it must compensate the Lessor for all resulting damage suffered.

(3)

The prepayment for the rent and utilities must be made in advance on the third working day of each month. The Lessee undertakes to grant the Lessor the direct debit authorisation provided in Annex 4. The Lessee is responsible for ensuring that there are sufficient funds in the account to which the direct debit authorisation relates. Costs incurred by the Lessor as a result of an unsuccessful direct debit must be reimbursed by the Lessee.

(4)

If a payment is not received on time, the Lessor shall be entitled to charge reminder fees amounting to €5.00 per reminder, as well as default interest of 8% above the base interest rate applicable as at 01.01. of the relevant year, pursuant to Section 247 of the German Civil Code. The right to make additional compensation claims shall remain unaffected.

Section 6

Utilities and Calculation Thereof

(1)

The utilities and operating costs described in Section 5 (1) are billed, where possible, depending on consumption. The portion of the utilities/operating costs not able to be directly attributed shall be billed according to the proportion of the area of the leased property described in Section 1 compared with the leasable area of the building.

To the extent that the Lessee is provided with cooling, gas and other special-purpose media beyond the ordinary requirements for business and office premises and this does not extend to the whole building, the following shall apply:

For the distribution of the utilities and operating costs charged in this regard, the contractual parties agree that the basis for the billing shall be the proportion of leased area used by the Lessee and supplied with the special-purpose media compared with the leasable area of the building supplied with special-purpose media in which the special-purpose media are used.

(2)	The infrastructure utilities/infrastructure operating costs for Berlin Adlershof Science and Technology Park shall be invoiced in accordance with the following allocation system:

Firstly, the portion allocated to the building in which the leased property is located shall be calculated using the proportion of the net floor space of the building compared with the total net floor space of all leasable buildings belonging to Berlin Adlershof Science and Technology Park; this portion allocated to the building shall then be distributed among the resident lessees of that building, based on paragraph (1).

(3)

By 30.06 of the following year, the Lessor shall establish a breakdown of the utilities incurred up to 31.12 of the previous calendar year. The invoicing documentation may be viewed by the Lessee at the Lessor’s offices within four weeks after receipt of the invoice. The invoice shall be deemed accepted if the Lessee has not made any objection thereto in writing on reasonable grounds within six weeks of receipt of the bill, and the Lessor expressly informed it, at the beginning of this six week-period, of the intended significance of any failure to object following receipt of the invoice. Any differences between the invoice and the sum of the advance payments shall be subsequently paid by the Lessee within eight weeks following receipt of the invoice, or refunded by the Lessor. Section 5(4) shall apply accordingly.

(4)

In subsequent years, the advance payment for utilities shall be adjusted in accordance with the actual expenditure for the relevant previous calendar year. During the invoice period, the Lessor shall also be entitled to re-determine the advance payments for utilities if it is expected that they will not be sufficient to cover the operating costs for the invoice period.

(5)

Even if the lease or usage relationship ends during the invoice period, the utilities shall be invoiced in accordance with the foregoing provisions. If the Lessee requests interim invoicing, it shall be responsible for paying the associated costs.

Section 7

Security Deposit

(1)	By 01.09.2005, the Lessee shall transfer a security deposit to the Adlershof Facility Management GmbH management account

[***]

Account no.: [***]

Sort code: [***]

Purpose: Security deposit.

The amount of the security deposit shall be equal to two net monthly rent payments, i.e. €[***].

(2)

The obligation set out in paragraph (1) may be fulfilled by providing a corresponding, directly enforceable, unconditional and indefinite bank guarantee from a bank authorised as a domestic customs and tax guarantor with a branch office in Germany, or by pledging a lessee security deposit in accordance with standard banking practice. In the event of cash payments, the Lessor shall invest the rental security deposit separately from its other assets, at an interest rate that is customary for savings deposits with a three-month notice period. The interest earned shall increase the amount of the security.

(3)	The security deposit shall be refunded at the end of the lease, upon proper return of the leased property and billing of the utilities, as long as the Lessor has no additional claims under this lease.

Section 8

Structural Amendments

(1)

The Lessor may make structural amendments to the leased property which are necessary or advisable in order to increase the value of or preserve the leased property, or to rectify damage, even without the Lessee’s permission. The Lessee is entitled to object to such measures if the usage of the leased property for the purpose provided for in the lease is seriously adversely affected by the construction measures. This does not apply to construction measures taken in order to prevent imminent danger or damage. The Lessee must keep the affected areas accessible. The Lessor must notify the Lessee at least two weeks before commencing the aforementioned construction measures, unless they are being undertaken in order to prevent imminent danger.

(2)

Structural amendments by the Lessee, more specifically additions and alterations, installations, and even barring of windows, may only take place with the prior written permission of the Lessor. The equipment brought onto the premises by the Lessee during the term of the lease must be continually documented in a report to be signed by both Parties. The installation of external antennas requires the conclusion of an antenna agreement. The Lessor shall only refuse to give consent to such structural amendments if there are important grounds to do so. The Lessee shall be responsible for all costs and damage incurred in connection with the construction measures carried out by it. The Lessee must obtain all required official permits.

(3)	The Lessee shall be liable for all damage caused by the construction measures undertaken by it.

(4)	Any operating equipment and other equipment taken over from the previous lessee are not regarded as belonging to the leased property, but instead as being installed and provided by the Lessee.

Section 9

Advertising Structures, Signs

(1)	Company signs shall be put up by the Lessor on an information panel at the entrance. The Lessee shall incur the costs of creating and installing its company signs.

(2)

With the Lessor’s permission, the Lessee may install additional company signs and other fixtures used for self-promotion, advertising or sales on the outside of the building, including on the windows, as well as in Berlin Adlershof Science and Technology Park as a whole.

The Lessee shall incur the costs of creating and installing these.

Section 10

Maintenance and Repairs, Duty of Care

(1)

The Lessee is responsible for carrying out the following minor repairs and fulfilling the following maintenance obligations for the leased property: Wallpapering and painting internal walls and ceilings (except for exposed concrete surfaces), painting radiators including radiator pipes, internal doors, as well as windows and external doors from the inside, and maintaining the floor coverings. Such works must be carried out to a professional standard.

(2)

The Lessee shall also incur the costs of repairing windows, glazing and locks, doors and locks, internal glazing, sanitary and laboratory fixtures, light fixtures, as well as internal blinds, including providing replacements in the event of damage on the leased property, if the total annual costs for this do not amount to more than five per cent of the net annual rent excluding utilities.

(3)

The Lessee must handle the leased property with care, including the fixed and movable technical installations and systems provided to it for use, and to protect these from damage and loss. The installations and equipment on the leased property must be protected from frost damage by the Lessee. In the event of inclement weather or absence of the Lessee, doors and windows must be kept closed. The leased property provided must be sufficiently heated and ventilated. The Lessee must incur the costs of removing pests from the leased property.

(4)

The Lessee shall be liable for damage culpably caused as a result of non-compliance with its duty of care. This shall also apply in particular if supply and discharge lines, toilets, heating appliances, etc. are improperly handled. The Lessee shall incur the costs of clearing pipe blockages caused by it up to the main pipe.

(5)

Damage on and in the leased property must be notified to the Lessor or one of its agents immediately. The Lessee shall be liable for additional damage caused as a result of a delayed notification. In the event of danger ahead, the Lessee itself must take the necessary measures in order to avoid damage.

Section 11

Supply of Utilities

(1)

The Lessee is obliged to receive heating, gas, electricity, telecommunications and other utilities for the leased property from the Lessor or from one of the suppliers or service companies appointed by the Lessor, provided that this is legally authorised and these services are provided under the normal market conditions.

(2)

If the services are obtained from the Lessor, the contractual conditions and other conditions applicable between the Lessor and its supplier and which applied at the time of entering into the contract shall also apply to the Lessee. The Lessee agrees with their validity.

(3)

Special-purpose media shall be supplied during the normal usage period (Monday to Friday between 08:00 and 16:30). The supply of special-purpose media outside the normal usage period requires a separate agreement between the contractual parties. The supply of basic utilities – electricity, water, heating, gas and telecommunications – is not restricted to the normal usage period.

(4)

Any irregularities in the supply of utilities shall not entitle the Lessee to claim a reduction of rent or damages from the Lessor unless they are based on the intent or gross negligence of the Lessor. This shall also apply to business interruptions of any kind caused by the Lessor in the event of imminent danger. If it is ruled out that the Lessor is liable due to gross negligence, the Lessor nevertheless undertakes to assign its claims against the supplier to the Lessee.

(5)	In the event of failures or damage to the supply lines, the Lessee must ensure immediate disconnection and notify the Lessor or one of its representatives immediately.

(6)	In the event of a foreseeable interruptions to utility supplies, the Lessee must be informed immediately by the Lessor.

(7)

The Lessee is obliged to install consumption meters at its own expense for the utilities used by it, provided that these are not already available or do not function in a manner that suits the Lessee’s requirements. They must be installed professionally. The Lessee may be released from this obligation by the Lessor if another amicable solution concerning the recording of the utilities consumption is agreed. The available utilities distribution networks may only be used by the Lessee in accordance with the recognised rules of technology. The Lessor must be informed of any increased requirement, and this may be covered by the Lessee via an extension of the supply line at its own expense and after prior permission has been given by the Lessor.

Section 12

Lift Facilities

The Lessee is not entitled to the uninterrupted opportunity to use the lift facilities if there are operational failures. The Lessor undertakes to have the operational failure rectified as soon as possible and to comply with the lift regulations in all respects. No lift operators are present in the lifts. The Lessor or its representative must be informed immediately of any operational failures.

Section 13

Operational Safety Obligation

For the construction measures undertaken by it on the leased property and for its company employees, the Lessee only assumes responsibility for compliance with the operational safety obligation and the other legal requirements and official regulations, in particular the accident prevention regulations.

Section 14

Liability, Compensation for Damage

(1)

The Lessee is liable for all damage caused by it, its employees, staff, sub-lessees, sub-contractors, visitors or the persons associated with its business at its request, or caused by the business activity itself on the leased property or other property of the Lessor or of the building owner. The Lessee is also liable for the environmental damage caused by it or by the abovementioned persons.

(2)

The Lessee must immediately rectify damage for which it is liable. If it does not fulfil this obligation within a suitable timeframe, even after a written reminder, the Lessor may have the necessary works undertaken at the Lessee’s expense. In the event of danger ahead or unknown residence of the Lessee, no written reminder or deadline setting is required.

(3)

At its own expense, the Lessee is obliged to hold the Lessor harmless from all claims for damages made against the Lessor by third parties directly or indirectly resulting from the use or non-use of the leased property or from the operation of its business, or caused by items introduced by it, in particular hazardous substances or inventories.

Section 15

Insurance

(1)

It is the Lessee’s responsibility to obtain insurance to cover all damage to the equipment and other items brought onto the site. The Lessor shall assume no liability for such damage even if the liability of its agents is considered, except in the case of intent or gross negligence. The Lessee shall hold the Lessor harmless from any “break-in damage” to the extent that a break-in is directed at items introduced by the Lessee.

(2)	The Lessee shall take out and maintain the following insurance policies during the term of the lease:

a) business liability insurance for personal injuries and damage to property, and environmental liability basic coverage with a coverage amount of at least €1.5 million, including at least €50,000 for damage to rented property,

b) if the Lessee deals with water-polluting or hazardous substances on the property in accordance with Section 2 (6) of this lease, it must take out separate insurance for the water pollution risk (groundwater).

Upon request, the Lessee shall provide the Lessor with evidence that the aforementioned insurance policies have been taken out.

(3)

Buildings and building components made available by the Lessor are insured by the Lessor against fire damage. The insurance premiums to be paid in this regard shall be incurred by the Lessee on a pro rata basis in accordance with the lease. Lessee installations are not insured, even if they are building components.

(4)

Damage in relation to insured risks must be notified to the Lessor by the Lessee immediately so that the Lessor can notify the insurance company of the damage within the requisite period. Any disadvantages occurring as a result of failure by the Lessee to notify the damage on time shall be incurred by the Lessee.

Section 16

Several Persons as the Lessee

(1)	In the event that the Lessee is constituted by more than one person, they shall all be jointly and severally liable under this lease.

(2)

For a declaration by the Lessor to be valid, it is sufficient for this to be given to one of the Lessees. Declarations of intent by one Lessee are also binding on the other Lessees. The Lessees are deemed to have authorised each other to make and receive declarations.

(3)

Circumstances that cause an extension or reduction of the leasehold for one Lessee or give rise to a claim for damages or other claim against it shall have the same effect on the other Lessees. Termination by one Lessee shall result in termination of the entire lease.

Section 17

Subletting, Change of Legal Form

(1)	The Lessee is not entitled to sub-let the leased property.

(2)

If there is a change to the legal form of the Lessee’s company or if there are other amendments which are significant to the lease, the Lessee must immediately inform the Lessor of these and provide the corresponding evidence when requested. In the event of sale of all or a significant part of the Lessee’s company, any transfer of the leasehold to the buyer requires the Lessor’s prior permission in writing. There shall be no entitlement to a transfer of this lease.

Section 18

Entry into the Leased Areas by the Lessor

(1)

After providing notice, the Lessor and/or an agent may enter the leased areas during business hours in order to inspect the condition of the leased areas or for other important reasons. In the event of danger, they must be allowed to enter at any time of the day or night.

(2)

The Lessee must ensure that the rooms can also be entered during its absence. In the event of an extended absence (e.g. company close-down for holidays), the Lessee must leave the keys in a quickly accessible place and inform the Lessor of this.

Section 19

Competitors

The Lessor is authorised to allow the Lessee’s competitors onto the property and/or into the building.

Section 20

Notice to Terminate

(1)	The Lessor may terminate the lease with immediate effect or by observing a notice period if

a) the Lessee falls into default with two consecutive rent payments or with a significant portion of the rent, or, for a period extending over more than two payment due dates, is in default by an amount equal to or more than the rental payments for two months;

b) the Lessee has significantly failed to fulfil its contractual obligations; more specifically, it fails to use the leased property in accordance with the lease or its usage causes unreasonable disturbance to the Lessor’s areas or areas occupied by other lessees, and these contractual breaches are not rectified within two weeks following a written warning from the Lessor; no warning is required in the event of imminent danger.

(2)

In the event of early termination of the leasehold due to an extraordinary termination pursuant to Section 21 (1), the Lessee shall be liable for rent losses, ancillary charges and other services. Additional claims for damages shall not be affected by this.

(3)	Termination declarations must be provided via registered letter.

Section 21

Obligations upon Termination of the Lease

(1)

Following expiry of the lease, the leased areas must be returned by the Lessee in a tidy, professionally renovated and clean state, and with a clean floor. When returning the leased areas, the Lessee must provide all keys to the Lessor, even those obtained by the Lessee itself. A report concerning the return of the leased property must be signed by both Parties.

(2)

Equipment installed by the Lessee in the leased areas may be taken away by it. The Lessor may prevent the Lessee from exercising its right to remove the equipment by making a compensatory payment amounting to the market value of the equipment, which shall be determined on the basis of a valuation by an expert, unless the Lessee has a justified interest in removing the equipment.

(3)

The Lessee’s installations and fittings must be removed by it in order to return the leased property to its original condition, unless the Lessor agrees that they can stay in the leased property without compensation.

(4)	The Lessee is not entitled to compensation for expenditure incurred for structurally improving the leased property.

Section 22

General Cooperation for the Development of

Berlin Adlershof Science and Technology Park

(1)

The Lessee and Lessor fulfil their respective duties in the interest of a positive development of Berlin Adlershof Science and Technology Park with the necessary cooperation. With this in mind, the Lessee contributes to cooperation and creating synergies between business and science.

(2)	The Lessee is obliged to agree its communal facilities and services (e.g. canteens, kiosks, leisure facilities) with the Lessor and avoid competition with the Lessor.

Section 23

House Rules

The Lessee acknowledges that the House Rules appended as Annex 5 are binding. A breach of the House Rules constitutes a use of the leased property in breach of the lease. Amendments and supplements to the House Rules may be made by the Lessor if there are objective reasons to do so.

Section 24

Final Provisions

(1)	Annexes 1 to 5 are components of this lease.

(2)	Amendments or supplements to the lease must be made in writing. No oral ancillary agreements have been made.

(3)

If one of the provisions of this lease is or becomes completely or partially ineffective, the validity of the other provisions shall not be affected by this. The Parties are obliged to replace the ineffective provisions with a rule that comes as close as possible to the economic purpose of the ineffective provisions. The same applies to amendments and supplements to the lease.

(4)	The place of jurisdiction is Berlin.

Berlin, 12 April 2005	Berlin, 11.04.05

WISTA-MANAGEMENT GMBH	JPT Peptide Technologies GmbH
[signature]
[signature] pp. [signature]	[signature]
(Lessor)	(Lessee)

[Stamp: Berlin Adlershof

WISTA MANAGEMENT GMBH

Rudower Chaussee 17

12489 Berlin

Tel.: (030) 63 92 22 00

Fax: (030) 63 92 22 01 ]

Annex 1

List of Leased Areas

Lessee: Jerini Peptide Technologies GmbH

Floor	Room no.	Usage	Area (m2)
Ground floor	234	Laboratory	20.63
Ground floor	228	Office	24.83
Second floor	2120	Office	16.26
Second floor	2121	Storage room	18.20
Second floor	2122	Laboratory	17.85
Second floor	2123	Office	23.82
Second floor	2124	Office	17.98
Second floor	2126	Office	11.79
Second floor	2127	Office	17.91
Second floor	2128	Office	11.79
Second floor	2129	Storage room	25.75
Second floor	2130	Office	14.09
Second floor	2131	Office	17.91
Second floor	2132	Office	39.43
Second floor	2134	Office	20.74
Second floor	2135	Laboratory	21.17
Second floor	2137	Laboratory	39.72
Second floor	2138	Laboratory	22.09
Second floor	2139	Laboratory	29.00
Second floor	2140	Office	17.73
Second floor	2141	Laboratory	23.77
Second floor	2142	Laboratory	25.59
Second floor		Proportion of corridor	52.41
Third floor	3123	Office	17.78
Third floor	3124	Office	17.98
Third floor	3126	Office	11.79
Third floor	3127	Office	17.91
Third floor	3128	Office	11.79
Third floor	3129	Storage room	25.75
Third floor	3130	Office	14.09
Third floor	3131	Office	17.91
Third floor	3132	Laboratory	39.43
Third floor	3134	Laboratory	20.74
Third floor	3135	Laboratory	21.17
Third floor	3137	Laboratory	39.72
Third floor	3138	Laboratory	22.09
Third floor	3140	Laboratory	29.05
Third floor		Proportion of corridor	17.80
		Total	855.46

WISTA-MANAGEMENT GMBH

Berlin Adlershof

City for

Science,

Business and

Media

Annex 2: Building Specification

Centre for Environmental Technology, Biotechnology and Energy Technology

Building Specification 1

Building Construction

The Centre for Environmental Technology, Biotechnology and Energy Technology [UTZ] is a four-storey building for office and laboratory use with flexible usage possibilities. The building was designed as a reinforced concrete frame construction in pre-fabricated parts with concrete cores. The ceiling construction is developed as a suspended ceiling for installations and night cooling. Its span width straddles Vierendeel trusses set 2.40 m apart, the bottom ceiling panels create suspended pre-fabricated panels with an exposed concrete surface, and the top ceiling is a slab concrete ceiling. This construction is F90-compliant. The outer layer of the suspended ceiling forms the required escape balcony in front of all office and laboratory rooms, in accordance with fire protection regulations.

The extension grid for partition wall systems and facades is 1.20 m. The storey height is 4.450 m and the clear storey height 3.000 m.

The façade was designed as a wooden window façade made from larch wood, with floor-to-ceiling glazing, thermally separated steel doors with windows and tilt&turn hardware, as an escape door leading to the protruding escape balconies. Top light on the doors made using a slat construction technique.

Building entrances

The entrances to the individual parts of the building are located at the eight stair cores. Clear passage width of around 950 mm. The entrance doors are flush panelled aluminium elements with wooden handles. Next to the doors are the company signs made out of punctiform acrylic panels to accommodate labelled transparent foil strips, as well as an intercom system with a keyboard for entering codes.

Stair cores

The stair cores were generally designed as exposed concrete constructions. The individual cores contain the necessary internal staircases, and cores 1, 4 and 6 contain lifts equipped for disabled people, toilets for ladies and gentlemen, and electrical sub-distribution boards. The floor is made of ashlar stone slabs. The doors to the stairwell are made of a steel frame construction with glazing.

Stairwell

Prefabricated flights of stairs in reinforced concrete with integrated slip protection, steel banisters with wooden handrail, span width approx. 1.10 m, 2 x 12 steps 18.5 x 27 cm.

Access to offices

Double-leaf steel frame doors and glazed side section filled with satinised glass, designed as a portal construction with closed side sections made of varnished fibre cement panels. Doormats flush with the floor. Company signs made out of punctiform acrylic panels to accommodate labelled transparent foil strips. Doorbell.

WISTA-MANAGEMENT GMBH

Berlin Adlershof

City for

Science,

Business and

Media

Building Specification 02

Office and laboratory rooms

Completely open floorplan layout between the cores throughout the column-free construction between the facades and the installation within the suspended ceiling. Division into the classic two-room layout is also possible, as is the configuration of combination or open-plan offices. Office or laboratory partition walls can be added in the 1.20 m extension and façade grid.

- Walls

The partition walls were designed as a post and beam construction with plasterboard panelling and abrasion-resistant emulsion coating in accordance with the DIN 53778 standard. Base made of floor covering materials, synthetic rubber attached to the floor covering in a watertight manner. For the façade windows see the building structure.

- Floor covering

Synthetic rubber covering with impact noise reduction, light grey colour, characteristics in accordance with data sheet.

- Ceiling

Exposed concrete ceiling with standard outlets for laboratory ventilation, light installation and electrical wires in the partition walls. The non-used ventilation outlets are covered with concealed covers made of coated sheet metal.

- Doors

Steel wrap-around frames with shadow groove, painted white, office doors with top light, clear passage width of around 810 mm. Laboratory doors in T30 design with glass cut-out, clear passage width of around 940 mm, opening onto the corridor (1 escape route). Flush-fitted wooden doors, natural ash with clear lacquer.

- additional room setup

Floor ducts in the office rooms near to the outer doors, 3.60 m clearance.

Suspended lighting.

Room height tube radiators in the escape door area.

Escape balconies

Angular pre-fabricated reinforced concrete part with exposed concrete finish.

Steel railings with stainless steel handrail, railing infill with horizontal stainless-steel sides.

Sun shading

The south-western and south-eastern sides have a movable sun shading made of combined horizontal and vertical sun shading elements. The vertical, storey-height elements are composed of perforated aluminium panels which are mechanically operated and can be locked into a summer position and winter position. It can be horizontally positioned for the steep south-facing midday sun. Aluminium grates are positioned in front of the escape balconies.

WISTA-MANAGEMENT GMBH

Berlin Adlershof

City for

Science,

Business and

Media

Building Specification 03

Technical features

On the north-western side, Nernststrasse, in front of the meander, there are two large laboratories with a clear room height of 7.450 m. The front sides have floor-to-ceiling windows. The construction grid (span distance) is 7.200 x 13.450 m.

- Flooring

Composite screed with surface treatment, colour-treated.

- Entrance doors

Double-leaf steel doors, clear passage width (width x height) of around 1.820 x 2.790 m.

- 3-storey installation

Ground floor: washrooms and changing rooms, as well as men’s and women’s toilets.

First floor: Seven think tanks per technical centre with a view (glass wall) into the technical centre, access via mounted steel construction with single-run metal grid staircase.

Second floor: Ventilation system for the technical centre.

- additional setup

Service lift to the storage room in the basement, lift area approx. 1.400 x 2.400 m, clear door width approx. 1.300 m. Utilities connection possibilities for water, gas, compressed air, water vapour and wastewater. Possibility to connect digesters to the air extraction system. Crane track in the technical centre, 5-tonne carrying capacity.

Entrance hall

The entrance hall of the UTZ is accessed via Volmerstrasse. Several uses are envisaged for the ground floor.

Cafeteria for around 100 persons, WISTA administrative offices, meeting rooms for 199 persons with a cloakroom, exhibition area, free-standing lift and single flight of stairs to the air quality measuring station on the roof of the building, disabled toilets.

- Floor covering

Dourit natural stone in the hall area, oak parquet in the cafeteria, carpet in the meeting room.

WISTA-MANAGEMENT GMBH

Berlin Adlershof

City for

Science,

Business and

Media

Annex 2: Technical Features

Centre for Environmental Technology, Biotechnology and Energy Technology

Standard laboratory

Technical equipment / media	Services provided by the Lessor	Services provided by the Lessee
Cooling	Cold water tv/tr 13/18[o] C 150 W per m2 of laboratory space Cold water supply in the suspended ceiling in the form of connection elements	Supply, laying and connection of cold-water pipes inside the suspended ceiling up to the lessee consumers.

Natural gas	Natural gas supply in the suspended ceiling, in each case on the duct outlet in the form of a connection pipe	Supply, laying and connection of the gas supply from the connection elements inside the suspended ceiling up to the lessee consumers, including gas meters.

Water	Cold water supply inside the suspended ceiling in the form of a water pipe. No supply of: • hot water • distilled water • demineralised water • soft water	Supply, laying and connection of the pipelines from the lessor’s water supply in the suspended ceiling up to the lessee laboratory equipment, including water meters.

Laboratory water	Provision of wastewater pipe inside the suspended ceiling No floor drains.	Supply, laying and connection of the wastewater pipelines from the lessor’s wastewater pipeline inside the suspended ceiling up to the lessee wastewater consumers. No discharge of water-polluting substances (e.g. contaminated or infectious materials) into laboratory water; these hazardous materials must be disposed of under the lessee’s own responsibility (in some circumstances, hazardous waste). Monitoring and cleaning measures must be taken when handling hazardous materials.

WISTA-MANAGEMENT GMBH

Berlin Adlershof

City for

Science,

Business and

Media

Technical equipment / media	Services provided by the Lessor	Services provided by the Lessee
Electricity supply Communications equipment

Laboratory entrance doors.

Potential equalisation line in accordance with VDE standard 0100 Part 701.

Electricity supply for laboratory benches from the suspended ceiling (distribution box) with three-phase current 230/400 V, including electricity supply up to the bottom edge of the laboratory ceiling.

In 3.60 m increments, a floor power feeder pillar (round), wet room type design, with screed canal system.

Following connection possibilities for each floor power feeder pillar:

•  3 x shockproof plug socket (230 V mains power)

•  1 electronic data processing shockproof plug socket (230 V mains power)

•  1 telephone socket

•  1 data connection

Security lighting for corridors. No central emergency electricity supply.

Laying of potential equalisation line on the laboratory benches.

Laboratory equipment and connection of same.

Where required, lessee’s own UPS system.

1 x electric laboratory distributor in the laboratory composed of

•  Connecting power of approx. 18-20 kW

•  Protection for emergency shutdown

•  Residual-current device

•  Three-pole fuse switch disconnectors with all pins able to be disconnected

•  One-pole circuit breaker

EMERGENCY SHUTDOWN switch for laboratories.

Lighting

For each room module, direct pendant lights on the ceiling.

For laboratory entrance doors, a switch point with surge relays (inside and outside area separate). In the event of several laboratory entrance doors, a switching point with current surge relay (inside and outside area separate).

Ventilation	Mechanical air inflow and outflow: 25 m3/hm2 in accordance with DIN 1946, part 7. Separate extracted air from fume hoods. For every 40 m2 of laboratory space, two fume hoods with max. 450 m3/h of extracted air each can be provided for. Corresponding vents for fume hood extracted air are provided under the ceiling according to requirements. The exhaust duct system up to the extracted air vents are made of stainless steel (material no. 1.4541 V2a).	Fume hoods including particulate air filter. Supply, laying and connection of exhaust ducts inside the laboratory space.

WISTA-MANAGEMENT GMBH

Berlin Adlershof

City for

Science,

Business and

Media

Technical equipment / media	Services provided by the Lessor	Services provided by the Lessee
Heating equipment	Tubular radiators with hot water tv/tr 75/55[o]C including thermostatic valves

Sanitary equipment	Emergency showers and eye baths for chemical laboratories on the laboratory entrance doors.	Laboratory equipment, laboratory facilities and fire extinguishers, The lessee is responsible for laying and supplying connecting pipelines and for the connection to the double sinks, emergency showers, eye baths and valves for sinks.

Compressed air	Compressed air supply in the suspended ceiling, in each case on the duct outlet in the form of a connection pipe	Supply, laying and connection of the compressed air pipeline by the consumers using the service up to the connection pipes in the suspended ceiling.

Vacuum, special gases, media	Central storage area for gas cylinders outside the building, for large quantities of gas which may not be stored inside the building. Gas supply from the gas storage location to the duct outlet (component 02,04,6,08) in the suspended ceiling in the form of a connection pipe.

If small quantities of gas are required which can be provided in the technical centre within the leased area, the user shall be responsible for providing this. The gas cylinders must be positioned in accordance with requirements (e.g. safety cylinder cupboards).

The gas type, gas cylinders, safety cylinder cupboard, gas pipelines (within a leased area, including suspended ceiling), connection work and maintenance work are the responsibility of the lessee.

General	Installation of smoke alarms. The offices are naturally ventilated through opening façade elements.

WISTA-MANAGEMENT GMBH

Berlin Adlershof

City for

Science,

Business and

Media

Centre for Environmental Technology, Biotechnology and Energy Technology

Installation instructions for connections from the suspended ceiling in laboratories

1. Cooling equipment, connection from suspended ceiling above

1.1 Define connection points in the laboratory

Position, cooling capacity, pressure level

(supply cooling temperatures 13/18oC, pressure level PN 6)

1.2 Agreement with building operator

•	is the required cooling capacity still available

•	which line can be connected to (metering)

1.3 Punching out of the nearest blind connection, where necessary drill holes into the suspended ceiling.

1.4 Supply and laying of the cold-water pipes with black steel or copper piping in the suspended ceiling, including installation in the laboratory.

1.5 Fitting of the cold-water pipes in the laboratory from the ceiling lead-through to the consumer, including isolation valves and control valves where necessary (including measuring and control units). Pressure regulator where necessary.

1.6 Filling system with soft water.

1.7 Venting of section on the return flow ventilator in the suspended ceiling.

2. Natural gas, connection from suspended ceiling above

2.1 Define connection point in the laboratory

Position, pressure

2.2 Agreement with building operator

•	is the required capacity available

2.3 Punching out of the nearest blind connection, where necessary drill holes into the suspended ceiling

2.4 Supply and laying of the gas pipeline in the laboratory from the ceiling lead-through to the consumer, including installation in the laboratory.

2.5 Fitting of the cold-water pipes in the laboratory from the ceiling lead-through to the consumer, including isolation valves and gas meter, pressure regulator where necessary.

WISTA-MANAGEMENT GMBH

Berlin Adlershof

City for

Science,

Business and

Media

3. Compressed air, connection from suspended ceiling above

3.1 Define connection point in the laboratory

Position, pressure

3.2 Agreement with building operator

•	is the required capacity available

3.3 Punching out of the nearest blind connection, where necessary drill holes into the suspended ceiling.

3.4 Supply and laying of the pressure pipes: galvanised threaded steel pipes in the suspended ceiling, including installation in the laboratory.

3.5 Fitting of the gas pipes in the laboratory from the ceiling lead-through to the consumer, including isolation valves and gas meter. Pressure regulator where necessary.

4. Sanitary system, connection from suspended ceiling above

4.1 Define connection points in the laboratory

Position, water type (drinking water or laboratory water)

4.2 Agreement with building operator

•	which line can be connected to

•	which meter must be installed

•	which wastewater systems can be introduced

4.3 Core drilling, lay fire protection sleeve for wastewater and set with mortar

4.4 Supply and laying of the water and wastewater pipeline in the suspended ceiling

•	Galvanised steel water pipe with meter according to WISTA requirements

•	PPS plastic wastewater pipe including installation in the laboratory area

4.5 Sealing of the pipes in the area of the floor ducts

4.6 Create connections in the laboratory, including isolation valve for water

WISTA-MANAGEMENT GMBH

Berlin Adlershof

City for

Science,

Business and

Media

5. Ventilation systems, digester connection from the suspended ceiling above

5.1 Define connection point in the laboratory

Air flow rate, position

5.2 Agreement with building operator

•	is the air flow capacity available

•	which pollutants can be removed

(stability of the duct)

5.3 Punching out of the nearest blind connection.

5.4 Supply and laying of the ventilation pipes: galvanised steel pipes including the “laboratory control system” in the suspended ceiling, including installation in the laboratory.

5.5 Connection of the laboratory control system to the control and regulation technology construction work.

Completion of data points in the building control system

5.5. Fitting of the ventilation pipes in the laboratory and connection to the digester/outlet.

General:

The works mentioned above must be carried out by a professional company.

The works must be coordinated and monitored by WISTA.

We recommend arranging for the works to be carried out by the same company awarded the contract for maintaining the systems.

INSTALLATIONSDECKE ACHSE I-G = installation ceiling axis I-G

KEY

1. HOT WATER VL AND [illegible], [illegible] 32	7. LABORATORY WATER ([illegible])

2. COLD WATER VL AND [illegible], [illegible] 50	8. CABLE [illegible] (KA)

3. COLD PROCESS WATER [illegible] 32 [illegible]	9. SPECIAL EXTRACTED AIR 600/100

4. COMPRESSED AIR – not envisaged	10. TERMINAL BOARD (ONLY IN LABORATORY AREAS)

5. COLD DRINKING WATER [illegible] 32 ([illegible])	11. RADIATOR

6. CONNECTION WITH CONSUMPTION METER [illegible] (REMOTE INDICATION)

KGR430

COST CALCULATION according to DIN 276

Jena-Investitionen

Planungs- und Ingenieurgesellschaft [planning and engineering company]

Supporting Document for Cost Calculation of 19.07.2004

Project name:	WISTA Berlin
UTZ
Mieterausbau Jerini AG
Part of building/ building	BT 2/1, floor 2 and 3
System(s)	Ventilation systems
KG 430

Prices in euro (€)

Value added tax 16%

K-[text cut off]	Main weight		Description		Net basic price	Gross basic price
430	RLT		Ventilation systems or cooling		[***]	[***]

K- [text cut off]	Main weight		Description		Basic price	Basic price
430	RLT		Ventilation systems or cooling		[***]	[***]
Pos.	Quantity			Unit price	Basic price	Basic price

1	1	Unit	Central unit special exhaust air, system 17, outdoor installation Air flow 20,300 m3/h, for process exhaust air	[***]	[***]	[***]

2	1	Flat fee	Connection system 7 – supply air to system 5	[***]	[***]	[***]

3	1	Flat fee	Galvanised sheet steel air duct	[***]	[***]	[***]

4	1	Flat fee	Stainless steel air duct	[***]	[***]	[***]

5	1	Flat fee	Air passages/displacement outlets	[***]	[***]	[***]

6	1	Flat fee	Air flow control system 12 x room balance control, 17 x laboratory hood with air flow monitoring, 17 x automated fume hoods without air flow monitoring, 32 x source extraction, cupboard extraction	[***]	[***]	[***]

7	1	Flat fee	Fire dampers	[***]	[***]	[***]

8	1	Flat fee	Heating and cooling supply, central unit	[***]	[***]	[***]

9	1	Flat fee	Thermal insulation	[***]	[***]	[***]

10	1	Flat fee	Control system	[***]	[***]	[***]

11	1	Flat fee	Activation	[***]	[***]	[***]

12	1	Flat fee	Maintenance documents	[***]	[***]	[***]

13	1	Flat fee	Disassembly	[***]	[***]	[***]

KGR435

COST CALCULATION according to DIN 276

Jena-Investitionen

Planungs- und Ingenieurgesellschaft

Supporting Document for Cost Calculation of 19.07.2004

Project name:	WISTA Berlin
UTZ
Mieterausbau Jerini AG
Part of building/ building	BT 2/1, floor 2 and 3
System(s)	Air conditioning systems
KG 435

Prices in Euro (€)

Value added tax 16%

K-[text cut off]	Main weight		Description		Net basic price	Gross basic price
435	RLT		Air conditioning systems		[***]	[***]
K- [text cut off]	Main weight		Description		Basic price	Basic price
435	RLT		Air conditioning systems		[***]	[***]
Pos.	Quantity			Unit price	Basic price	Basic price

1	10	Unit	Air conditioning unit cassettes	[***]	[***]	[***]

2	1	Flat fee	Cold water pipe (with new supply pipe)	[***]	[***]	[***]

3	1	Flat fee	Cold insulation	[***]	[***]	[***]

4	10	Unit	Condensation drainage	[***]	[***]	[***]

5	1	Flat fee	Cooling energy meter	[***]	[***]	[***]

6	1	Flat fee	Activation	[***]	[***]	[***]

7	1	Flat fee	Maintenance documents	[***]	[***]	[***]

					[***]	[***]

					[***]	[***]

					[***]	[***]

					[***]	[***]

					[***]	[***]

Annex 3

Individual List of Operating and Utilities Costs with Usage Allocation

Lessee: Jerini Peptide Technologies GmbH

Heading	Subheading	Portion
Heating		yes
of which	Heating – ventilation technology	yes
of which	Maintenance of district heating supply	yes
of which	Heating settlement service	yes
Electricity		yes
Water supply and wastewater discharge		yes
Rainwater discharge		no
Gas		no
Cooling		yes
Special-purpose media supply		no
of which	Nitrogen	no
of which	Propane gas	no
of which	other media (e.g. deionised water, oxygen)	no
Cleaning		yes
of which	Cleaning of building	yes
of which	Window cleaning	yes
Maintenance		yes
of which	Electrical systems in building	yes
of which	Water/wastewater/sanitary fixtures	yes
of which	Heating system / water heater for building	yes
of which	Neutralisation systems	yes
of which	Deionised water systems	yes
of which	Ventilation systems	yes
of which	Special extracted air systems	yes
of which	Measurement and control technology systems	yes
of which	Cooling systems	yes
of which	Nitrogen supply systems	no
of which	Gas supply systems	yes
of which	Propane gas supply systems	no
of which	Compressed air systems	yes
of which	Lifts	yes
of which	Fire protection systems	yes
of which	Burglar alarm systems	yes
of which	Air washers	no
of which	Clean room	no
of which	Other systems (e.g. crane, vacuum systems)	no
of which	Door systems (e.g. automatic doors, revolving doors, intercom systems)	yes
of which	Examination of systems subject to a monitoring obligation	yes
Other		yes
of which	Telecommunications costs (e.g. emergency calls, fire and burglar alarms)	yes
of which	Fire insurance coverage	yes
of which	Chimney sweep	no
of which	Pest control	yes
Infrastructure		yes
of which	Street cleaning – Berliner Stadtreinigung [Berlin city cleaning company]	yes
of which	Waste collection – Berliner Stadtreinigung	yes
of which	Recycling (paper, glass, bulky waste)	yes
of which	Maintenance of private roads Winter road clearance/cleaning/lighting/traffic safety	yes
of which	Maintenance of green spaces	yes
of which	Surveillance services	yes
of which	Maintenance of community facilities	yes
of which	Third party liability insurance	yes
of which	Public relations work	yes
Technical management		yes
of which	Company management – technical building services	yes
of which	On-call service / emergency service	yes
Property tax		yes

Annex 4

DIRECT DEBIT AUTHORISATION

I (we) hereby authorise Adlershof Facility Management GmbH, representing the owners, until revocation, to debit the payments for the leased property when due, via direct debit from my account specified below, from                      [date].

Property:

Address:

Customer number:

Account holder:

Account number:

Sort code:

Banking institution:

If my (our) account does not contain the necessary funds, my bank is under no obligation to honour the payment.

Berlin, on

Signature of account holder

HOUSE RULES		ANNEX 5

Annex to the Lease

between	Jerini Peptide Technologies GmbH

and	WISTA-MANAGEMENT GMBH

Acknowledgement of the House Rules

These House Rules constitute a component of the lease specified above. Where necessary, the Lessor reserves the right to amend and supplement these House Rules in the interest of the Lessee.

Such amendments and supplements shall also constitute a component of the lease once notified to the Lessee.

The Lessee acknowledges that it is bound by the House Rules. A breach of the House Rules constitutes usage of the leased property in breach of the lease.

In serious cases or in the event of a repeated breach, the Lessor may terminate the leasehold without giving notice. The Lessee is liable to compensate for all damage caused to the Lessor as a result of a breach or non-compliance with the House Rules, and in particular non-compliance with the reporting obligations.

General Provisions on Orderliness

The Lessee must use the leased areas only in accordance with the lease, clean them properly and ensure suitable ventilation. The noise and environmental control regulations must be carefully complied with. The other lessees must not be inconvenienced by gas, odours, smoke, soot, etc. The Lessee shall be liable for any violations.

The floors in the leased areas and the stairwell must be maintained in such a way as to ensure that no damage is caused. Indentations must be avoided by providing appropriate underlay.

No objects whatsoever may be placed or stored outside the leased areas, i.e. in and/or on the communal rooms and areas.

If the Lessor grants a special authorisation in this regard, the Lessee shall be liable for all resulting damage. Outside of the leased areas, i.e. also in the courtyard, no works may be undertaken by the Lessee. Vehicles belonging to the Lessee and its employees may only be parked with the Lessor’s permission and in the designated spaces. Vehicles belonging to other persons may only park on the property for the time necessary for loading and unloading. In the event of non-compliance with these rules, the Lessor may claim an appropriate fee from the Lessee, without prejudice to its additional rights.

Cycling is not permitted in the courtyards and entrances.

Animals may only be kept with the Lessor’s permission, which may be withdrawn at any time.

•  The entrances shall remain closed from 18:00 to 06:00. During this time, the Lessor does not have to provide lighting in the stairwells and corridors. The building is neither open nor lit on Sundays and public holidays.

If the Lessee completely or temporarily moves out before expiry of the lease, it shall be obliged to provide the keys to the Lessor or its agent. This shall apply even if it has left items in the rooms, but it is clear from the quantity or condition of the left items that the Lessee intends to leave the premises permanently. In this case, the Lessor shall be entitled to take possession of the leased areas before they have been permanently vacated.

Lessee’s Duty of Care

The Lessee has the following obligations, among others:

•  Comply with its traffic safety obligation and ensure that no damage is caused to third parties through the use of communal areas (entrances, stairwells, lifts, courtyards, entrances, parking spaces and gates),

•  Keep floors dry and ensure they are treated appropriately,

•  Avoid damage to gas, water supply and water discharge systems, electrical systems and other equipment in the building, and blockages in the gas and water discharge systems,

•  Notify any malfunctions in these systems immediately,

•  Ensure that doors and windows are kept properly locked in the event of inclement weather, during the night and during absence,

•  Avoid wasting light in communally used areas of the building and avoid wasting water,

•  Clean cellar light wells and windows if these are located within the leased cellar. In the same case, ensure proper ventilation of cellars and lofts to the same extent required for the whole building cellar or loft, and also ensure that windows are closed at night and when it is cold and wet,

•  refrain from making any amendments to the leased property unless the Lessor has given its written permission, and in particular refrain from making amendments to installations including electrical power lines and inserting nails (screws), hooks, etc. into wooden cladding of any kind,

•  Ensure strict compliance with the rules – to be requested from the Lessor – concerning the operation of lifts, hot water preparation, positioning of furnaces, etc.

HOUSE RULES	ANNEX 5

•  Ensure proper care and handling of all keys and accessory parts,

•  Ensure sufficient heating, ventilation and accessibility of the leased premises and ensure that taps are turned off, especially during temporary water stoppages and also during long absences of the Lessee,

•  In the event of heavy frost, the water pipes must be properly emptied. The Lessee must also ensure that toilet bowls, toilet cisterns and other systems are emptied,

•  Any absence shall not release the Lessee from its obligation to take the necessary measures against frost.

Fire protection regulations

All general technical and official regulations, particularly those laid down by the building supervisory authority and fire service, must be complied with.

Naked flames and smoke are not permitted on the floor or in the cellar. Cellars and lofts must not be used to store highly flammable materials such as paper, packing materials, petrol, fuel etc. Combustible materials must be properly stored: combustible materials may not be stored in loft rooms. All official regulations, especially those regarding storage of flammable materials, must be observed and complied with by the Lessee.

All gas pipelines and installations must be continually checked for leak-tightness. In the event of suspected gas odours, the main shut-off valve must be closed immediately and the plumber or gas plant emergency line notified, as well as the Lessor or its representative! - In the event of prolonged absence of the Lessee, the isolation valve on the gas meter must be turned off.

Central heating and hot water supply

Any existing central heating systems shall be operated appropriately if required by the outside temperature.

As a guideline, the primarily used rooms shall be heated to

•  + 20[o]C. For rooms which have been amended at the request of the Lessee or by the Lessee through installations and additions, this heating cannot be demanded. While the heating is on, the Lessee must keep doors and windows properly closed, even in non-heated rooms. Necessary ventilation must not result in the rooms becoming cold. To avoid any freezing, valves must not be set to “cold” in the event of frost. Between 1 May and 30 September there is no entitlement to heating. A certain temperature cannot be guaranteed if there is a restriction of the fuel supply, or if disturbances are caused by natural phenomena or an interruption of the peace in general within the Lessee’s own company or within other companies.

Any existing hot water systems shall be operated in the proper manner, and more specifically in such a way that the temperature of the tap water does not fall below

•  +19 degrees Celsius. The previous paragraph shall also apply accordingly.